Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
OF
U.S. BANCORP

     FIRST: The name of this corporation is U.S. Bancorp.

     SECOND: The registered office of the corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the General Corporation Law of Delaware may have under the laws of the State of Delaware as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 1,550,000,000, consisting of 50,000,000 shares of Preferred Stock of the par value of $1.00 each and 1,500,000,000 shares of Common Stock of the par value of $1.25 each.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock are as follows:

     The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the following:

     (a) The designation of the series and the number of shares to constitute the series.

     (b) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

     (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

     (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

     (f) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

     (g) The restrictions, if any on the issue or reissue of any additional preferred stock.

     (h) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.

     Subject to the prior or equal rights, if any, of the preferred stock of any and all series stated and expressed by the board of directors in the resolution or resolutions providing for the issuance of such preferred stock, the holders of common stock shall be entitled (i) to receive dividends when and as declared by the board of directors out of any funds legally available therefore, (ii) in the event of any dissolution, liquidation or winding up of the corporation, to receive the remaining assets of the corporation, ratably according to the number of shares of common stock held, and (iii) to one vote for each share of common stock held. No holder of common stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

     Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

     Exhibit A Adjustable Rate Cumulative Preferred Stock, Series 1990A

     Exhibit B 8 1/8% Cumulative Preferred Stock, Series A

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

     (b) To adopt, amend, alter or repeal by-laws of the corporation, without any action on the part of the shareholders. The by-laws adopted by the directors may be amended, altered, changed, added to or repealed by the shareholders.

     (c) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this corporation.

     (d) To sell, assign, convey or otherwise dispose of a part of the property, assets and effects of this corporation, less than the whole, or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the shareholders; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good will of this corporation on such terms and conditions as they shall deem advisable, but only pursuant to the affirmative vote of the holders of a majority in amount of the stock then having voting power and at the time issued and outstanding, but in any event not less than the amount required by law.

     (e) All of the powers of this corporation, insofar as the same lawfully may be vested by this certificate in the board of directors, are hereby conferred upon the board of directors of this corporation.

     SIXTH: The affairs of the Corporation shall be conducted by a Board of Directors. Except as otherwise provided by this Article Sixth, the number of directors, not less than twelve (12) nor more than thirty (30), shall be fixed from time to time by the Bylaws. Commencing with the annual election of directors by the stockholders in 1986, the directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. Such classified directors may be removed by vote of the stockholders only for cause. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders in 1987, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders in 1988, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders in 1989. At each annual election of directors by the stockholders held after 1985, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders for a term expiring at the third succeeding annual election of directors. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.

     In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article Fourth, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article Sixth. Except as otherwise expressly provided pursuant to Article Fourth, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the remaining members of the Board of Directors and vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected a director.

     If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.

     Vacancies and newly created directorships resulting from an increase in the number of directors, subject to the provision of Article Fourth, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and such directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and shall have qualified.

     Notwithstanding any other provisions of this Amended Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article Sixth may not be amended or repealed (except an amendment hereto to reduce the maximum number of directors of the Corporation to not less than the greater of (A) the number of directors then in office and (B) twenty-four (24)) unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article Sixth as a single class.

     SEVENTH: No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     EIGHTH: (a) In addition to the requirements of the provision of any series of preferred stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

     (A) the Business Transaction is a merger or consolidation or sale of substantially all of the assets of the corporation, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or on the date of distribution to stockholders of the Corporation of the proceeds from such sale of assets) by holders of common stock of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person’s Highest Common Stock Purchase Price;

     (B) after such Related Person has become the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (i) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock, or (ii) as a result of a pro rata stock dividend or stock split; and

     (C) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (other than only a proportionate benefit as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation or any of its subsidiaries, (ii) caused any material change in the corporation’s business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the corporation or (iii) except as Duly Approved by the Continuing Directors, caused the corporation to fail to declare and pay quarterly cash dividends on the outstanding common stock on a per share basis at least equal to the cash dividends being paid thereon by the corporation immediately prior to the date on which the Related Person became a Related Person.

     (b) For the purpose of this Article Eighth:

     (i) The term “Business Transaction” shall mean (a) any merger or consolidation involving the corporation or a subsidiary of the corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of an entity to the corporation or a subsidiary of the corporation, (d) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the corporation or a subsidiary of the corporation of any securities of the corporation or any subsidiary of the corporation having an aggregate fair market value of $100 million or more, (e) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting Securities outstanding, (f) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

     (ii) The term “Related Persons” shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation or (z) as of the record date for the determination of stockholders entitled to notice of and vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term “Related Person” shall not include the corporation, a wholly-owned subsidiary of the corporation, any employee stock ownership or other employee benefit plan of the corporation or any wholly-owned subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

     (iii) The term “Beneficial Owner” shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 16, 1986; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of Voting Stock.

     (iv) The term “Highest Common Stock Purchase Price” shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) in the transaction which resulted in such Related Person becoming a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of common stock of the corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to stockholders of the corporation of the proceeds from the sale of substantially all of the assets of the corporation referred to in subparagraph (A) of Section 1 of this Article Eighth.

     (v) The term “Substantial Part” shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

     (vi) In the event of a merger in which the corporation is the surviving corporation, for the purpose of subparagraph (A) of Section 1 of this Article Eighth, the phrase “property, securities or other consideration to be received” shall include, without limitation, Common Stock of the Corporation retained by its stockholders (other than such Related Person).

     (vii) The term “Voting Stock” shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Eighth as one class.

     (viii) The term “Preferred Stock” shall mean each class or series of capital stock which may from time to time be authorized in or by Article Fourth of the Amended and Restated Certificate of Incorporation which is not designated as “Common Stock”.

     (ix) The term “Continuing Director” shall mean a director who either was a member of the Board of Directors of the corporation on April 24, 1986 or who became a director of the corporation subsequent to such date and whose election, or nomination for election by the corporation’s stockholders, was Duly Approved by the Continuing Directors then on the Board either by a specific vote or by approval of the proxy statement issued by the corporation on behalf of the Board of Directors in which such person is named as nominee for director, without due objection to such nomination; provided, however, that in no event shall a director be considered a “Continuing Director” if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a stockholder of the corporation).

     (x) The term “Duly Approved by the Continuing Directors” shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

     (xi) The term “Affiliate”, used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

     (xii) The term “Associate”, used to indicate a relationship with a specified person, shall mean (A) any Corporation, partnership or other organization of which such specified person is an officer or partner (B) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its subsidiaries, and (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.

     (c) For the purpose of this Article Eighth, so long as Continuing Directors constitute at least two-thirds of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (C) of Section 1 of this Article Eighth, and (vii) such other matters with respect to which a determination is required under this Article Eighth; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article Eighth.

     (d) Nothing contained in this Article Eighth shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

     (e) The fact that any Business Transaction complies with the provisions of Section 1 of this Article Eighth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the corporation.

     (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article Eighth may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock.

     NINTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Exhibit A

U.S. Bancorp

Adjustable Rate Cumulative Preferred Stock, Series 1990A

     (a) Designation. The designation of the series of Preferred Stock created by this resolution shall be “Adjustable Rate Cumulative Preferred Stock, Series 1990A” (hereinafter referred to as this “Series”) and the number of shares constituting this Series shall be twelve thousand seven hundred fifty (12,750). The number of authorized shares of this Series may be increased or reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase, as the case may be, has been so authorized.

     (b) Dividends. (1) Dividend periods (“Dividend Periods”) shall commence on January 1, April 1, July 1, and October 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period. Such dividends shall be cumulative from the date of original issue of shares of this Series and shall be payable, when and as declared by the Board of Directors or by any duly authorized committee of the Board of Directors of the Corporation, on March 31, June 30, September 30 and December 31 of each year, commencing [insert first dividend payment date]. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by any duly authorized committee of the Board of Directors of the Corporation. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by any duly authorized committee of the Board of Directors of the Corporation.

     (2) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the shares of this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for the then-current dividend payment period and all past dividend payment periods, no dividends (other than a dividend in the Common Stock, par value $1.25 per share, of the Corporation (the “Common Stock”), or another stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation). Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     (3) Dividends payable on this Series for each full Dividend Period shall be computed by dividing the dividend rate for such Dividend Period (stated on an annualized basis) by four (4) and applying such rate against the liquidation preference per share of this Series. Dividends payable on this Series for any period less than a full Dividend Period, including the Initial Dividend Period (as defined in Section (c) below), shall be computed on the basis of 30-day months, a 360-day year, and the actual number of days elapsed in the period.

     (c) Dividend Rate. (1) The dividend rate on the shares of this Series shall be: (i) for the period (the “Initial Dividend Period”) from the date of original issue thereof to and including [insert first dividend payment date], [insert rate for Initial Dividend Period]% per annum of the liquidation preference thereof (excluding any accrued but unpaid dividends) and (ii) for each Dividend Period thereafter a rate per annum of the liquidation preference thereof (excluding any accrued but unpaid dividends) equal to the Applicable Rate (as defined in paragraph (2) of this Section (c)) in respect of such Dividend Period, in each case, as adjusted as described under paragraph 9 of this Section (c).

     (2) Except as provided below in this paragraph, the “Applicable Rate” for any Dividend Period shall be (a) [insert amount]% greater than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be [insert amount]% greater than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that for any reason none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than [insert minimum rate]% per annum.

     (3) Except as provided below in this paragraph, the “Treasury Bill Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal

Reserve Board shall not publish during such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

     (4) Except as provided below in this paragraph, the “Ten Year Constant Maturity Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

     (5) Except as provided below in this paragraph, the “Thirty Year Constant Maturity Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

     (6) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

     (7) For purposes of paragraphs (3) through (6) of this Section (c), the term

     (i) “Calendar Period” means 14 calendar days;

     (ii) “Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

     (iii) “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

     (iv) “Thirty Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

     (8) The Corporation will calculate the Applicable Rate with respect to each Dividend Period as promptly as practicable prior to the commencement thereof according to the appropriate method described herein. The Corporation will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of shares of this Series.

     (9) If, after the day on which shares of this Series are first issued, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that change the percentage specified in Section 243(a)(1) of the Code or any successor provision (the “Dividends Received Percentage”), the amount of each dividend payable per share of this Series after the effective date of any such change shall be adjusted by multiplying the amount of dividends determined as described under Section (c)(1) (before adjustment) by a factor, which shall be the number determined in accordance with the following formula, and rounding the result to the nearest cent:

1 — FTR (1 — OLD)
1 — FTR (1 — DRP)

     For the purposes of the above formula, “FTR” means the federal income tax rate applicable to corporations under the Code as in effect on the date shares of this Series are first issued, “OLD” means the Dividend Received Percentage as in effect on such date and “DRP” means the Dividends Received Percentage applicable to the dividend in question. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of independent recognized tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on this Series, then any such amendment shall not result in the adjustment provided for pursuant to this Section (c)(9). For purposes of these Resolutions, all references to dividends shall mean dividends as adjusted pursuant to the provisions of this Section (c)(9). The Corporation’s calculations of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

     In the event that the amount of dividends payable per share of this Series shall be adjusted pursuant to the provisions of the foregoing paragraph, the Corporation shall cause notice of each such adjustment, together with the Applicable Rate with respect to such dividend, to be included with the dividend payment checks next mailed to the holders of this Series, each as provided in Section (c)(8) of these Resolutions.

     (d) Redemption.

     (1) Except as set forth in Section (d)(2), the shares of this Series shall not be redeemable prior to the date that is the tenth anniversary of the day on which shares of this Series are first issued. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after such date, at a redemption price equal to the aggregate liquidation value of the shares so redeemed, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

     (2) Notwithstanding the provisions of Section (d)(1), in the event that an amendment to the Code is enacted that would effect a change in the Dividends Received Percentage so as to result in the amount of dividend payable being adjusted upward pursuant to Section (c)(9), the Corporation, at its option, may redeem the issued and outstanding shares of this Series as a whole, at any time after the effective date of any such change in the Dividends Received Percentage, at a redemption price of $100,000 per share, plus, in each case, an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

     (3) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

     (4) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

     (5) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (6) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation.

     (7) Notwithstanding the foregoing provisions of this Section (d), in the event that full cumulative dividends on the shares of this Series have not been paid, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or acquire any shares of this Series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding shares of this Series.

     (e) Conversion or Exchange. The holders of shares of this Series shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     (f) Voting Rights. The shares of this Series shall not have any voting powers either general or special, except as expressly required by applicable law and except that:

     (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) which will adversely affect the powers, preferences, privileges or rights of this Series;

     (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series and all other series of shares of Preferred Stock ranking on a parity with the shares of this Series, either as to dividends or upon liquidation, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of this Series as to dividends or upon liquidation; and

     (3) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the shares of this Series shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by one, and the holders of the shares of this Series shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect one director of the Corporation to fill such newly created directorship. Such right shall continue until there are no dividends in arrears upon the shares of this Series. Each director elected by the holders of shares of this Series (herein called a “Preferred Director”) shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of this Series, voting together as a single class, at a meeting of the stockholders, or of the holders of shares of this Series, called for the purpose. So long as a default in any preference dividends on the shares of this Series shall exist any vacancy in the office of a Preferred Director may be filled by the vote of the holders of the outstanding shares of this Series voting together as a single class, at a meeting of the stockholders or of the holders of shares of this Series called for the purpose. Whenever the term of office of the Preferred Director shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by one. For the purposes hereof, a “default in preference dividends” on the shares of this Series shall be deemed to have occurred whenever the amount of accrued but unpaid dividends on such shares shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all such shares then outstanding shall have been paid to the end of the last preceding dividend period. Notwithstanding anything contained in this Certificate of Designation or any other Certificate of Designation, whether currently in effect or adopted hereafter, or the Certificate of Incorporation, as amended from time to time, to the contrary, the holders of shares of this Series shall not be entitled to vote for the election of directors except as set forth in this Section (f)(3).

     (g) Liquidation Rights.

     (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution of assets shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to this Series upon liquidation, the amount of $100,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

     (2) For the purposes of this Section (g), a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall not include the consolidation or merger of the Corporation with or into any other corporation, or any sale, lease or conveyance of all or any part of the property or business of the Corporation.

     (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (g), the holders of this Series as such shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (4) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of this Series and of any other shares of stock of the Corporation ranking on a parity with this Series upon liquidation shall not be sufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (g), the holders of shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

     (h) Relative Rank. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

     (1) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

     (2) On a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

     (3) Junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

     The outstanding shares of the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series 1983A, the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series 1989A, the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series 1989B and the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series 1990B shall be deemed to rank on a parity with the outstanding shares of this Series with respect to the payment of dividends and upon liquidation. The Series A Junior Participating Preferred Stock shall be deemed to rank junior to this Series with respect to the payment of dividends and upon liquidation.

Exhibit B

U.S. Bancorp

8 1/8% Cumulative Preferred Stock, Series A

     Section 1. Designation and Amount. The shares of the series shall be designated as the 8 1/8% Cumulative Preferred Stock, Series A (the “Series”), and the number of shares constituting the Series shall be 6,000,000. The number of shares constituting the Series may be decreased from time to time by action of the Board, but not below the number of shares of the Series then outstanding. The Series shall rank senior to the common stock, par value $1.25 per share (“Common Stock”), of the Corporation and on a parity with the Adjustable Rate Cumulative Preferred Stock, Series 1990A, par value $1.00 per share, of the Corporation, as to dividends and upon liquidation.

     Section 2. Dividends.

          (a) Right to Receive Cash Dividends. The holders of shares of the Series shall be entitled to receive when, as and if declared by the Board out of assets legally available therefor, cumulative cash dividends, payable quarterly in arrears on the fifteenth day of February, May, August and November of each year (each quarterly period ending on any such date being hereinafter referred to as a “dividend period”) commencing on the First Payment Date (as defined below) at the rate per annum set forth in Section 2(b). Each such dividend shall be paid to the holders of record of shares of the Series as they appear on the stock books of the Corporation on such record dates, not exceeding 45 days preceding the dividend payment dates therefor, as shall be fixed by the Board. Dividends on shares of the Series shall be cumulative from the date of original issuance of the shares of 8 1/8% Cumulative Preferred Stock, Series A (the “Old Shares”), of U. S. Bancorp, an Oregon corporation (“Old USB”) from which the Series shares are converted in the merger (the “Merger”) of Old USB and the Corporation and shall include any arrearage on the Old Shares whether or not there shall be assets legally available for the payment of such dividends; provided, that if Old USB shall have set a record date with respect to the Old Shares which record date is prior to the effective date of the Merger for a dividend payment date after the effective date of the Merger, dividends in respect of the Old Shares shall be deemed to accrue to such dividend payment date notwithstanding the intervening occurrence of the Merger, and no dividends shall accrue on the shares of the Series until the first date following such dividend payment date.

          The “First Payment Date” shall be (i) if Old USB shall have set a record date with respect to the Old Shares which record date is prior to the effective date of the Merger for a dividend payment date after the effective date of the Merger, the next succeeding dividend payment date following such dividend payment date; provided, that the Corporation shall pay the dividend declared on the Old Shares to the holders of record of Old Shares as of such record date or (ii) if no such record date shall have been set by Old USB, the first dividend payment date after the effective date of the Merger (it being the intention that no dividend shall be payable with respect to both the Old Shares and the shares of the Series with respect to the same period of time or that any loss of dividends result from the conversion of Old Shares into shares of the Series).

          (b) Rate. The dividend rate per annum on the shares of the Series shall be 8 1/8% of the liquidating preference of $25 per share.

          (c) Restrictions. No full dividends shall be declared or paid or set aside for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series for any period unless full cumulative dividends on the Series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the Series for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full on the Series and any other preferred stock of the Corporation ranking on a parity as to dividends with the Series, all dividends declared or paid upon shares of the Series and such other preferred stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Series and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of noncumulative preferred stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of the Series and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series have been paid or declared and set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or any other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series as to dividends or upon liquidation. No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on the Series shall have been paid or declared and set aside for payment. Holders of shares of the Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full dividends on such shares. No interest shall be payable in respect of any dividend payment which may be in arrears on the Series.

          (d) Computation. Dividends payable on shares of the Series (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four. Any dividend payment made on shares of the Series shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of the Series.

     Section 3. Redemption.

          (a) Redemption Prices and Dates. The Corporation at its option may redeem shares of the Series, at any time or from time to time, on or after July 23, 1997, at a cash redemption price of $25 per share plus an amount equal to any accrued and unpaid dividends (including any accumulated dividends) thereon to and including the date fixed for redemption (the “Redemption Price”).

          Notwithstanding the foregoing, if at the time the Corporation proposes to give a notice of redemption pursuant to Section 3(d), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), or a successor Federal agency responsible for supervision of bank holding companies under the Bank Holding Company Act of 1956, as amended, requires that, in order to be counted as “Tier 1” or “core” capital for capital adequacy purposes, bank holding company preferred stock may not be redeemed without the prior approval of the Federal Reserve Board or such successor agency, then the Corporation may not redeem any shares of the Series or give a notice of redemption unless the Federal Reserve Board or such successor agency shall have consented to such redemption.

          (b) Pro Rata Redemption. If fewer than all the outstanding shares of the Series are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot as may be determined by the Board or by any other method as the Board may determine to be fair and appropriate.

          (c) Restrictions on Redemption. Notwithstanding the foregoing, if any quarterly dividend payable on shares of the Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment, the Corporation shall not redeem any shares of the Series unless all outstanding shares of the Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of the Series except pursuant to a purchase or exchange offer made on the same terms to all holders of shares of the Series for the purchase of all outstanding shares thereof.

          (d) Notice. Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date to each record holder of the shares to be redeemed at the address of such holder appearing in the stock books of the Corporation. Each such notice shall state: (1) the redemption date, (2) the number of shares of the Series to be redeemed, (3) the Redemption Price, (4) that dividends on the shares to be redeemed shall cease to accrue on such redemption date and (5) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. If fewer than all the shares of the Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

          (e) Cessation of Dividends. If notice of redemption has been given, from and after the redemption date for the shares of the Series called for redemption (unless default shall be made by the Corporation in providing for the payment of the Redemption Price of the shares so called for redemption), dividends on the shares of the Series so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof (except the right to receive the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares of the Series so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), the applicable Redemption Price shall be paid out of funds provided by the Corporation. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (f) Status of Redeemed and Reacquired Shares. Shares of the Series which have been redeemed or otherwise acquired by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, par value $1.00 per share, without designation as to series, and may thereafter be issued, but not as shares of the Series.

     Section 4. Liquidation Rights.

          (a) Payment on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series upon liquidation, a liquidating distribution in an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends (including any accumulated dividends) thereon to and including the date of such distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of the Series and any other preferred stock of the Corporation ranking as to any such distribution on a parity with the Series shall be insufficient to pay in full all amounts to which such holders are entitled, the holders of shares of the Series and other preferred stock shall share ratably in such distribution of assets of the Corporation in proportion to the sums that would be payable to such holders if all sums were paid in full. After payment of the full amount of the liquidation distribution plus accrued and unpaid dividends to which they are entitled, the holders of shares of the Series shall have no right or claim to any of the remaining assets of the Corporation.

          (b) Definition. None of the consolidation or merger of the Corporation into or with another corporation or corporations, or the sale, lease or exchange of all or substantially all of the Corporation’s assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

     Section 5. Voting Rights.

          (a) Generally. Except as hereinafter provided or as expressly required by applicable law, the holders of shares of the Series will not be entitled to vote. When holders of shares of the Series are entitled to vote, each holder shall be entitled to one vote per share.

          (b) Arrearages. If at any time the equivalent of six quarterly dividends, whether or not consecutive, payable on the Series are unpaid or not declared and set aside for payment, the number of directors of the Corporation shall be increased by two and the holders of shares of the Series outstanding at the time (voting separately as a single class with the holders of shares of any one or more series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) shall have the right to elect two directors to serve as such until all arrearages of dividends on the Series have been paid or declared and set aside for payment at which time the terms of office of the two directors so elected shall terminate and the number of directors of the Corporation shall be reduced by two (subject to any additional rights as to the election of directors provided for the holders of shares of other preferred stock of the Corporation). Any director so elected may be removed by, and shall not be removed except by, the vote of the holders of shares of the Series outstanding at the time (voting separately as a single class with the holders of shares of any one or more series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable).

          (c) Certain Corporate Actions. So long as any shares of the Series remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series and of any other similarly affected series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable outstanding at the time (voting separately as a single class without regard to series), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series as to dividends or upon liquidation or (ii) amend, alter or repeal, whether by merger or otherwise, the provisions of the Certificate so as to materially and adversely affect any of the preferences, limitations, and relative rights of the Series; provided, however, that any increase in the amount of the authorized preferred stock of the Corporation or the creation and issuance of other series of preferred stock of the Corporation, in each case ranking on a parity with or junior to the Series as to dividends or upon liquidation, will not be deemed to materially and adversely affect such preferences, limitations and relative rights. Without limiting the foregoing, under any circumstances in which the Series would have additional rights under Oregon law if the Corporation were incorporated under the Oregon Business Corporation Act (rather than the Delaware General Corporation Law), holders of shares of the Series shall be entitled to such rights, including, without limitation, voting rights under Section 60.441, voting and notice rights under Section 60.487 and dissenters’ rights under Sections 60.551-60.594 of the Oregon Business Corporation Act (as such Sections may be amended from time to time).

     Section 6. No Sinking Fund. Shares of the Series are not subject to a sinking fund or other obligation of the Corporation to redeem or retire the Series.

CERTIFICATE OF MERGER

MERGER

OF

FIRSTAR CORPORATION
A WISCONSIN CORPORATION,

INTO

U.S. BANCORP
A DELAWARE CORPORATION

UNDER SECTION 252 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

     U.S. Bancorp hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

     (a) U.S. Bancorp, a Delaware corporation; and

     (b) Firstar Corporation, a Wisconsin corporation.

     2. An agreement and plan of merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of U.S. Bancorp and Firstar Corporation in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is U.S. Bancorp.

     4. The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of U.S. Bancorp as in effect as of the date hereof, except that the first sentence of Article Fourth thereof shall be amended at the effective time of the merger to read in its entirety as follows:

“The total number of shares of all classes of stock which the corporation shall have the authority to issue is 4,050,000,000, consisting of 50,000,000 shares of Preferred Stock of the par value of $1.00 each and 4,000,000,000 shares of Common Stock of the par value of $.01 each,”

     5. The surviving corporation is a corporation organized under the General Corporation Law of the State of Delaware.

     6. The executed Merger Agreement is on file at the office of U.S. Bancorp, U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402.

     7. A copy of the Merger Agreement will be furnished by U.S. Bancorp, on request and without cost, to any stockholder of U.S. Bancorp or Firstar Corporation.

     8. The authorized capital stock of Firstar Corporation as of the date hereof consists of (a) 2,000,000,000 shares of common stock, $0.01 par value per share, and (b) 10,000,000 shares of preferred stock, $1.00 par value per share.

     9. This Certificate of Merger shall become effective at 12:01 a.m., Eastern Daylight Time on February 27, 2001.

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     IN WITNESS WHEREOF, U.S. Bancorp, the surviving corporation, has caused this certificate to be signed by James L. Chosy, its authorized officer, on the 26th day of February, 2001.

U.S. BANCORP
/s/ James L. Chosy
James L. Chosy
Vice President, Associate General Counsel and Secretary

3

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
U.S. BANCORP

     The Restated Certificate of Incorporation of U.S. Bancorp is hereby amended in the following respects:

1.	The last paragraph of Article SIXTH is hereby deleted in its entirety.

2.	Article EIGHTH is hereby deleted in its entirety.

3.	Article NINTH is hereby renumbered to become Article EIGHTH and all references to “Article NINTH” are hereby changed to “Article EIGHTH.”

     The undersigned hereby certifies that such amendments have been duly adopted in accordance with Section 242 of the Delaware General Corporation Law by the stockholders of U.S. Bancorp at a meeting duly called and held on April 19, 2005. Except as otherwise set forth herein, the provisions of the Restated Certificate of Incorporation of U.S. Bancorp remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, U.S. Bancorp has caused this certificate to be executed by Laura F. Bednarski, its Vice President and Assistant Secretary, on the 5th day of May, 2005.

/s/ Laura F. Bednarski
Laura F. Bednarski
Vice President and Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/01/2001
010102647 — 0256405
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
U.S. BANCORP
(Pursuant to Section 151 of the
Delaware General Corporation Law)

     U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 27, 2001:
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
     Series A Junior Participating Preferred Stock:
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
     Section 2. Dividends and Distributions.
     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose,

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quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

2

The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Certain Restrictions.
     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

3

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common

4

Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

5

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 27th day of February, 2001.

/s/ David M. Moffet
Name:	David M. Moffet
Title:	Vice Chairman and Chief Financial Officer

Attest:

/s/ Jennie Carlson
Secretary

6

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:48 AM 03/16/2006
FILED 10:48 AM 03/16/2006
SRV 060253585 — 0256405 FILE
CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
      U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     1. On January 3l, 2006, the Credit and Finance Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), at a meeting duly convened and held by the Committee, pursuant to authority conferred upon the Committee by resolutions of the Board adopted at a meeting duly convened and held on January 21, 2003, and by Section 141(c)(2) of the General Corporation Law of the State of Delaware, duly adopted resolutions establishing the terms of the Corporation’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Preferred Stock”), and authorized a sub-committee of the Committee (the“Subcommittee”) to act on behalf of the Committee in establishing the dividend rate for the Preferred Stock.
     2. Thereafter, on March 14, 2006, the Subcommittee duly adopted the following resolution by written consent:
     “RESOLVED, that the designations, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, including those established by the Committee and the dividend rate established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice Chairman and Chief Financial Officer this 16th day of March, 2006.

U.S. BANCORP
/s/ David M. Moffett
Name:	David M. Moffett
Title:	Vice Chairman and Chief Financial Officer

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK
          Section 1. Designation. The designation of the series of Preferred Stock created by this resolution shall be Series A Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 2. Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 20,010. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.
          Section 3. Definitions. As used herein with respect to Series A Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Minneapolis, Minnesota, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
Certificate of Designation

          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series A Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
          Section 4. Dividends.
               (a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly
Certificate of Designation

authorized committee of the Board of Directors of the Corporation , but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series A Preferred Stock, and no more, payable on the following dates: (1) if the Series A Preferred Stock is issued prior to April 15, 2011, semi-annually in arrears on each April 15 and October 15 through April 15, 2011, and (2) from and including the later of April 15, 2011 and the date of issuance, quarterly in arrears on each July 15, October 15, January 15 and April 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred Stock will accrue on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in April 2011 at a rate per annum equal to 6.189%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus 1.02% or (y) 3.50%. The record date for payment of dividends on the Series A Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable for any period prior to the later of the Dividend Payment Day in April 2011 and the date of original issuance of the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and dividends for periods thereafter shall be computed on the basis of a 360-day year and the actual number of days elapsed.
               (b) Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series A Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
               (c) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof
Certificate of Designation

set aside. The foregoing shall not restrict the ability of the Corporation, or any affiliate of the Corporation, to engage in any market-making transactions in the Junior Stock or Parity Stock in the ordinary course of business. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series A Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.
          Section 5. Liquidation Rights.
               (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series A Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holder of Series A Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
               (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series A Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A Preferred Stock and all such Parity Stock.
               (c) Residual Distributions. If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
               (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up
Certificate of Designation

of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
          Section 6. Redemption.
               (a) Optional Redemption. So long as full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding, at any time on or after the later of the Dividend Payment Date in April 2011 and the date of original issuance of the Series A Preferred Stock, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series A Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date.
               (b) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
               (c) Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.
Certificate of Designation

               (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all assets necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
          Section 7. Voting Rights. The holders of Series A Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.
          Section 8. Conversion. The holders of Series A Preferred Stock shall not have any rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Corporation.
          Section 9. Rank. Notwithstanding anything set forth in the Certificate of incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series A Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class of securities ranking senior to the Series A Preferred Stock as to dividends and upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
          Section 11. Unissued or Reacquired Shares. Shares of Series A Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or
Certificate of Designation

acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
          Section 12. No Sinking Fund. Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.
Certificate of Designation

CERTIFICATE OF DESIGNATIONS
OF
SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     1. On March 17, 2006, the Credit and Finance Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), pursuant to authority conferred upon the Committee by resolutions of the Board adopted at a meeting duly convened and held on January 21, 2003, and by Section 141(c)(2) of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent establishing the terms of the Corporation’s Series B Non-Cumulative Perpetual Preferred Stock, $25,000 liquidation preference per share (the “Series B Preferred Stock”), and authorized a sub-committee of the Committee (the “Subcommittee”) to act on behalf of the Committee in establishing the number of authorized shares and the dividend rate for the Series B Preferred Stock.
     2. Thereafter, on March 22, 2006, the Subcommittee duly adopted the following resolution by written consent:
     “RESOLVED, that the designations, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock, including those established by the Committee and the dividend rate established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice Chairman and Chief Financial Officer this 24th day of March, 2006.

U.S. BANCORP

/s/ David M. Moffett

Name: David M. Moffett
Title: Vice Chairman and Chief Financial Officer

EXHIBIT A
TO
CERTIFICATE OF DESIGNATION
OF
SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
          Section 1. Designation. The designation of the series of preferred stock shall be Series B Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. Series B Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 2. Number of Shares. The number of authorized shares of Series B Preferred Stock shall be 40,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series B Preferred Stock.
          Section 3. Definitions. As used herein with respect to Series B Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series B Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

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          Section 4. Dividends.
               (a) Rate. Holders of Series B Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series B Preferred Stock, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series B Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series B Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to the greater of (i) Three-Month LIBOR plus 0.60% or (ii) 3.50%. The record date for payment of dividends on the Series B Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed.
               (b) Non-Cumulative Dividends. Dividends on shares of Series B Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series B Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series B Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series B Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
               (c) Priority of Dividends. So long as any share of Series B Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period

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per share on Series B Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series B Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series B Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock shall not be entitled to participate in any such dividend.
          Section 5. Liquidation Rights.
               (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series B Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series B Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series B Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
               (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series B Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series B Preferred Stock and all such Parity Stock.
               (c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series B Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
               (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

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          Section 6. Redemption.
               (a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series B Preferred Stock at the time outstanding, at any time on or after the Dividend Payment Date in April 2011, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series B Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid.
               (b) Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series B Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
               (c) Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series B Preferred Stock in proportion to the number of Series B Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.
               (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders

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thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
          Section 7. Voting Rights. The holders of Series B Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
               (a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares the Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock.
               (b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series B Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

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               (c) Special Voting Right.
                    (i) Voting Right. If and whenever dividends on the Series B Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends is a “Preferred Director”.
                    (ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series B Preferred Stock and any other class or series of our stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
                    (iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of

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a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
                    (iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends, if any, for at least four Dividend Periods, then the right of the holders of Series B Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
          Section 8. Conversion. The holders of Series B Preferred Stock shall not have any rights to convert such Series B Preferred Stock into shares of any other class of capital stock of the Corporation.
          Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series B Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series B Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series B Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
          Section 11. Unissued or Reacquired Shares. Shares of Series B Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

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          Section 12. No Sinking Fund. Shares of Series B Preferred Stock are not subject to the operation of a sinking fund.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:24 PM 12/21/2006
FILED 05:24 PM 12/21/2006
SRV 061176132-0256405 FILE
CERTIFICATE OF DESIGNATIONS
OF
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     1. On December 12, 2006, the Credit and Finance Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), pursuant to authority conferred upon the Committee by resolutions of the Board adopted at a meeting duly convened and held on January 21, 2003, and by Section 141(c)(2) of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent establishing the terms of the Corporation’s Series C Non- Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series C Preferred Stock”), and authorized a sub-committee of the Committee (the “Subcommittee”) to act on behalf of the Committee in establishing the number of authorized shares and the dividend rate for the Series C Preferred Stock.
     2. Thereafter, on December 18, 2006, the Subcommittee duly adopted the following resolution by written consent:
     “RESOLVED, that the designations, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock, including those established by the Committee and the dividend rate established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Executive Vice President and Treasurer this 21st day of December, 2006.

U.S. BANCORP

/s/ Daryl N. Bible

Name: Daryl N. Bible
Title: Executive Vice President and Treasurer

EXHIBIT A
TO
CERTIFICATE OF DESIGNATION
OF
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
          Section 1. Designation. The designation of the series of preferred stock shall be Series C Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. Series C Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 2. Number of Shares. The number of authorized shares of Series C Preferred Stock shall be five thousand (5,000). Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series C Preferred Stock.
          Section 3. Definitions. As used herein with respect to Series C Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.

          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period beginning on or after January 15, 2012 and each Dividend Period thereafter, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series C Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made

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available to any holder of Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.
          Section 4. Dividends.
               (a) Rate. Holders of Series C Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series C Preferred Stock, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series C Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series C Preferred Stock will accrue on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in January 2012 at a rate per annum equal to 6.091%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to Three-Month LIBOR plus 1.147%.
               (b) Non-Cumulative Dividends. Dividends on shares of Series C Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series C Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series C Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series C Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
               (c) Priority of Dividends. So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series C Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share

3

will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series C Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series C Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series C Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.
          Section 5. Liquidation Rights.
               (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series C Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series C Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series C Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
               (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series C Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series C Preferred Stock and all such Parity Stock.
               (c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
               (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

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          Section 6. Redemption.
               (a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series C Preferred Stock at the time outstanding at any time upon notice given as provided in Section 6(b) below. The redemption price for shares of Series C Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid.
               (b) Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series C Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
               (c) Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series C Preferred Stock in proportion to the number of Series C Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
               (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders

5

thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
          Section 7. Voting Rights. The holders of Series C Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
               (a) Special Voting Right.
          (i) Voting Right. If and whenever dividends on the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(a) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends is a “Preferred Director”.
          (ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series C Preferred Stock and any other class or series of our stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(a)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders),

6

call a special meeting of the holders of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(a)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
          (iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(a)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(a)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
          (iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends, if any, for three consecutive Dividend Periods and full dividends have been paid or declared and set aside for payment for the fourth consecutive Dividend Period, then the right of the holders of Series C Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(a).
          Section 8. Conversion. The holders of Series C Preferred Stock shall not have any rights to convert such Series C Preferred Stock into shares of any other class of capital stock of the Corporation.
          Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series C Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(a), any class of securities ranking senior to the Series C Preferred Stock as to dividends

7

and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
          Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series C Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
          Section 11. Unissued or Reacquired Shares. Shares of Series C Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
          Section 12. No Sinking Fund. Shares of Series C Preferred Stock are not subject to the operation of a sinking fund.

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